Exhibit 10(a)

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT,

AND REAFFIRMATION OF GUARANTIES

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND REAFFIRMATION OF GUARANTIES, dated as of March 15, 2007 (the “Second Amendment”), is entered into by and between QUIXOTE CORPORATION, a Delaware corporation (the “Borrower”), whose address is Thirty Five East Wacker Drive, Chicago, Illinois 60601, and QUIXOTE TRANSPORTATION SAFETY, INC., TRANSAFE CORPORATION, ENERGY ABSORPTION SYSTEMS, INC., ENERGY ABSORPTION SYSTEMS (AL) LLC, SURFACE SYSTEMS, INC., NU-METRICS, INC., HIGHWAY INFORMATION SYSTEMS, INC., U.S. TRAFFIC CORPORATION (formerly known as Green Light Acquisition Corporation), PEEK TRAFFIC CORPORATION, (formerly known as Vision Acquisition Corporation), as Subsidiary Guarantors, each being referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

R E C I T A L S:

A.            The Borrower and the Bank entered into that certain Amended and Restated Credit Agreement, dated as of April 20, 2005, as amended by a First Amendment, dated as of December 1, 2006, and as modified and amended (collectively, the “Loan Agreement”), pursuant to which Loan Agreement the Bank has made a Revolving Loan to the Borrower evidenced by that certain Revolving Note, dated as of April 20, 2005, in the maximum principal amount of $30,000,000, executed by Borrower and made payable to the order of the Bank.

B.            In connection with the Loan Agreement, the Guarantors executed and delivered to the Bank that certain Guaranty, dated as of May 16, 2003 in favor of the Bank, as amended by that Reaffirmation and Amendment of Subsidiary Guaranty, dated as of April 20, 2005.

C.            At the present time the Borrower and the Guarantors request and the Bank is agreeable to (i) the extension of the Revolving Loan Termination Date to February 1, 2009; and (ii) the modification of the pricing grid based on Borrower’s Senior Leverage Ratio as set forth in Section 2.13(D)(ii), pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantors and the Bank hereby agree as follows:

A G R E E M E N T S:

1.             RECITALS.  The foregoing Recitals are hereby made a part of this Second Amendment.

2.             DEFINITIONS.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3.             AMENDMENTS TO THE LOAN AGREEMENT.

3.1           Section 1.1 of the Loan Agreement.  The definition of “Revolving Loan Termination Date” in Section 1.1 of the Loan Agreement is hereby amended to delete “February 1, 2008” and insert “February 1, 2009”.

3.2           Section 1.1 of the Loan Agreement.  References to “Section 2.14(D)(ii)” in the definitions of “Applicable ABR Margin”; “Applicable Eurodollar Margin” and “Applicable Commitment Fee Percentage” are amended and restated to read “Section 2.13(D)(ii).”

3.3           Section 2.13 of Loan Agreement.  Section 2.13(d)(ii) is hereby amended by deleting the existing pricing grid set forth herein and inserting the following pricing grid in lieu thereof:

Level	Senior Leverage Ratio	Eurodollar Margin/L/C Fee Percentage	ABR Margin	Commitment Fee Percentage
VI	>3.00	2.50%	0%	0.375%
V	>2.50 BUT<3.00	2.25%	0%	0.375%
IV	>2.00 BUT<2.50	2.00%	0%	0.250%
III	>1.50 BUT<2.00	1.75%	0%	0.250%
II	>1.00 BUT<1.50	1.50%	0%	0.250%
I	<1.00	1.25%	0%	0.250%

3.4           Revolving Note.  All references in the Loan Agreement to the Revolving Note in the form of “Exhibit A” to the Loan Agreement shall be deemed to be references to the Replacement Revolving Note in the form of Exhibit A attached hereto and made a part hereof (the “Replacement Revolving Note”).

4.             REAFFIRMATION OF GUARANTIES.  Each of the Guarantors hereby expressly (a) consents to the execution by the Borrower and the Bank of this Second Amendment, (b) acknowledges that the “Guaranteed Debt” (as defined in each of the Guaranties) includes all of the obligations and liabilities owing from the Borrower to the Bank, including, but not limited to, the obligations and liabilities of the Borrower to the Bank under and pursuant to the Loan Agreement, as amended from time to time, and as evidenced by the Revolving Note, as modified, extended and/or replaced from time to time, (c) reaffirms, assumes and binds themselves in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in their respective Guaranty, (d) agrees that all such obligations and liabilities under their respective Guaranty shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever, and (e) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

5.             REPRESENTATIONS AND WARRANTIES.  To induce the Bank to enter into this Second Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

5.1           Organization.  The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware with full and adequate corporate power to carry on and conduct its business as presently conducted.  The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The Articles of Incorporation and Bylaws, Borrowing Resolutions and Incumbency Certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank.  The Borrower’s state issued organizational identification number is ________ [state “None” if the Borrower’s state of organization does not issue such a number].  The exact legal name of the Borrower is as set forth in the preamble of this Second Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.  The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

5.2           Authorization.  The Borrower is duly authorized to execute and deliver this Second Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

5.3           No Conflicts.  The execution and delivery of this Second Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any agreement binding upon the Borrower.

5.4           Validity and Binding Effect.  The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

5.5           Compliance with Loan Agreement.  The representation and warranties set forth in Section VI of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement.  In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement, as amended hereby, including, but not limited to, those set forth in Section VII thereof.

5.6           No Event of Default.  As of the date hereof, no Event of Default under Section VIII of the Loan Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

5.7           No Subordinated Debt Default.  As of the date hereof, no default under any of the documents evidencing or securing any of the Junior Debt, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under any of the documents evidencing or securing any of the Subordinated Debt, has occurred or is continuing.

6.             CONDITIONS PRECEDENT.  This Second Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

6.1           Second Amendment.  This Second Amendment executed by the Borrower, the Guarantors, and the Bank.

6.2           Replacement Revolving Note.  A Replacement Revolving Note, dated as of March 15, 2007, in the maximum principal amount of $30,000,000, executed by Borrower and made payable to the order of the Bank in the form of Exhibit A attached hereto.

6.3           Resolutions.  A certified copy of Resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Second Amendment and related loan documents.

6.4           Other Documents.  Such other documents, certificates and/or opinions of counsel as the Bank may request.

7.             GENERAL.

7.1           Governing Law; Severability.  This Second Amendment shall be construed in accordance with and governed by the laws of Illinois.  Wherever possible each provision of the Loan Agreement and this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Second Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Second Amendment.

7.2           Successors and Assigns.  This Second Amendment shall be binding upon the Borrower, the Guarantors, and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, and the Bank and the successors and assigns of the Bank.

7.3           Continuing Force and Effect of Loan Documents and Guaranty.  Except as specifically modified or amended by the terms of this Second Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect.  The Borrower, by execution of this Second Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.  Each of the Guarantors, by execution of this Second Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in Guaranty.

7.4           Financing Statements.  The Borrower hereby irrevocably authorizes the Bank at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

7.5           References to Loan Agreement.  Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

7.6           Expenses.  The Borrower shall pay all costs and expenses in connection with the preparation of this Second Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank.  The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

7.7           Counterparts.  This Second Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Amended and Restated Credit Agreement and Reaffirmation of Guaranties as of the date first above written.

QUIXOTE CORPORATION
a Delaware corporation, as Borrower

By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President, Chief Financial Officer
and Treasurer

QUIXOTE TRANSPORTATION SAFETY, INC.
TRANSAFE CORPORATION
ENERGY ABSORPTION SYSTEMS, INC.
ENERGY ABSORPTION SYSTEMS (AL) LLC
SURFACE SYSTEMS, INC.
NU-METRICS, INC.
HIGHWAY INFORMATION SYSTEMS, INC.
U.S. TRAFFIC CORPORATION
PEEK TRAFFIC CORPORATION,

Name:	/s/ Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Lora Backofen
Name:	Lora Backofen
Title:	Senior Vice President

REVOLVING LOAN NOTE

$30,000,000	Chicago, Illinois
March 15, 2007

FOR VALUE RECEIVED, the undersigned, QUIXOTE CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of LaSalle Bank National Association and its registered assigns (the “Lender”), on February 1, 2009, the principal sum of Thirty Million Dollars, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of April 20, 2005, between the Borrower and Lender as amended by a First Amendment, dated as of December 1, 2006, and a Second Amendment, dated as of the date hereof, (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”).

The Borrower agrees to pay interest on the principal hereof remaining from time to time unpaid in accordance with Section 2.13 of the Credit Agreement.

All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at the Agent’s office at 135 South LaSalle Street, Chicago, Illinois 60603, in immediately available funds.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, to which reference is made for a statement of those terms and provisions.  Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership, or other court proceedings, or this Note be placed in the hands of attorneys for collection after maturity (by declaration or otherwise), the undersigned agrees to pay, in addition to principal and interest due and payable hereon, reasonable attorneys’ and collection fees.

This Revolving Note constitutes a renewal and restatement of, and replacement and substitution for, that certain Revolving Note, dated as of April 1, 2005 in the maximum principal amount of Thirty Million and 00/100 Dollars ($30,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Prior Note”).  The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

QUIXOTE CORPORATION

By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President, Chief Financial
Officer and Treasurer